Exhibit 99.4

Third Quarter 2009 Earnings Conference Call October 22, 2009

 Third Quarter 2009 Earnings – Highlights Core Results - $929 Million vs. $2.3 Billion in 3Q08 Core EPS $1.14 (diluted) vs. $2.77 in 3Q08. Net Income - $927 Million vs. $2.3 Billion in 3Q08 EPS $1.14 (diluted) vs. $2.77 in 3Q08.

Third Quarter 2009 Earnings – Oil & Gas Segment Variance Analysis – 3Q09 vs. 3Q08 Core Results for 3Q09 of $1.5 B vs. $3.6 B in 3Q08 Decrease due to lower crude oil and natural gas prices, partially offset by higher sales volumes and lower operating expenses. ($ in millions) 3Q 08 Sales Price Sales Volume Exploration Expense All Others* 3Q 09 $3,618 $1,464 $2,358 $137 $5 $62 *All Others include: Lower operating expense partially offset by higher DD&A rates.

Third Quarter 2009 Earnings – Oil & Gas Segment 3Q09 3Q08 Reported Segment Earnings ($ mm) $1,464 $3,618 WTI Oil Price ($/bbl) $68.30 $117.98 NYMEX Gas Price ($/mcf) $3.60 $10.72 Oxy’s Realized Prices Worldwide Oil ($/bbl) $62.79 $104.15 US Natural Gas ($/mcf) $3.04 $9.35

 3Q09 3Q08 Oil and Gas Sales Volumes (mboe/d) 628 588 + 6.8% year-over-year Year-over-year sales volume increase includes: + 22 mboe/d from domestic operations; + 16 mboe/d from Oman, and; + 10 mboe/d from Dolphin, partially offset by; - 8 mboe/d from Argentina. The domestic volume increases occurred in CA and the Permian; the CA increase was largely a result of new wells from the Kern County discovery we announced last quarter. The Middle East included higher production in Oman and higher PSC compared to 3Q08. The Argentina decrease includes 9 mboe/d loss from a strike in Santa Cruz in 3Q09. Third Quarter 2009 Earnings – Oil & Gas Segment – Production

 3Q09 2Q09 Oil and Gas Sales Volumes (mboe/d) 628 649 - 21 mboe/d or - 3.2% quarter-over-quarter Sequential sales volume decrease includes: Dolphin volumes were lower by 10 mboe/d resulting mainly from higher catch-up cost-recovery volumes in 2Q09; Argentina volumes fell by 7 mboe/d largely due to the Santa Cruz strike; Qatar and Libya volumes declined by 8 mboe/d day due to the timing of liftings; Midcontinent/Rockies volumes declined by 4 mboe/d which reflects the natural decline in gas production, and partially offset by; Increased CA volumes of 8 mboe/d, largely the result of new wells from the Kern County discovery. Third Quarter 2009 Earnings – Oil & Gas Segment – Production

 Oil and gas cash production costs, excluding production and property taxes, were $10.27 per boe for YTD09. This represents a 15% decline from 2008 full-year costs of $12.13 per boe. Oil and gas cash production costs, excluding production and property taxes, were $10.15 per boe in 3Q09 vs. $10.17 per boe in 2Q09. Taxes – other than on income were $1.75 per boe for YTD09 vs. $2.62 per boe for all of 2008. These costs, which are sensitive to product prices, reflect lower crude oil and natural gas prices in the first nine months of 2009. In 3Q09, these taxes decreased to $1.73 per boe, compared to the 2Q09 rate of $1.82 per boe, due to reductions in 2009 - 2010 property taxes. Third Quarter 2009 Earnings – Oil & Gas Segment – Cash Production Costs and Taxes

Core Results for 3Q09 of $72 mm vs. $219 mm in 3Q08 Reflects the continued weakness in the U.S. housing, automotive and durable goods sectors resulting in lower margins for caustic soda and PVC and lower volumes for chlorine, caustic soda, potassium hydroxide and PVC. Third Quarter 2009 Earnings – Chemical Segment Variance Analysis – 3Q09 vs. 3Q08 3Q 08 Sales Price Sales Volume/Mix Operations/Manufacturing* All Others 3Q 09 $219 $72 $327 $425 $47 $2 ($ in millions) *Lower energy and feedstock costs.

Core Results for 3Q09 of $77 mm vs. $66 mm in 3Q08 Increase due to higher margins in the marketing business, partially offset by lower NGL realized prices in the gas processing business. Third Quarter 2009 Earnings – Midstream Segment Variance Analysis – 3Q09 vs. 3Q08 3Q 08 Gas Processing Marketing – MTM Adj. Power Generation All Others 3Q 09 $66 $77 $39 $63 $9 $4 ($ in millions)

 Worldwide effective tax rate was 37% in 3Q09 vs. our guidance of 40% - 42%; Decrease in rate reflects tax benefits resulting from the relinquishment of international exploration contracts and a higher proportion of expected total year domestic source pre-tax income. Occidental generally records no tax benefit on foreign expensed exploration until the project is relinquished. Third Quarter 2009 Earnings – Effective Tax Rate

Third Quarter 2009 Earnings – Nine Months Results YTD2009 YTD2008 Net Income ($ mm) $1,977 $6,414 EPS (diluted) $2.43 $7.77 Oil and Gas Sales Volumes (mboe/d) 643 594 +8% year-over-year Capex was $746 mm in 3Q09 and $2.6 billion for YTD09. We currently anticipate total year 2009 capex to be $3.7 billion; The $100 mm increase from our last estimate is allocated to domestic Oil & Gas operations. Portions of the increase will be used to complete 130 previously drilled wells in the Piceance Basin. This work will be completed by the end of 1Q10 and is expected to add about 40 mmcf/d to our production.

Third Quarter 2009 Earnings – Cash Flow 2009 YTD $5,600 $59 $794 $600 $1,600 Available Cash Capex Net Debt Issuance Dividends Acquisitions & Foreign Bonuses Ending Cash Balance 9/30/09 Cash Flow From Operations $3,800 ($ in millions) Beginning Cash $1,800 12/31/08 $2,600 Other $65 Debt Issuance $750 Debt Reduction $691

Third Quarter 2009 Earnings – Shares Outstanding Shares Outstanding (mm) YTD09 9/30/09 Weighted Average Basic 811.1 Weighted Average Diluted 813.9 Basic Shares Outstanding 811.7 Diluted Shares Outstanding 814.5

Third Quarter 2009 Earnings – 4Q09 Outlook We expect oil and gas sales volumes in 4Q09 to increase to about 650 to 660 mboe/d at about current oil prices. The fourth quarter production is expected to reflect increases from California, Argentina and the Middle East/North Africa. Commodity Price Sensitivity – Earnings At current market prices, a $1.00 per barrel change in oil prices impacts oil and gas quarterly earnings before income taxes by about $39 mm; A swing of $0.50 per mmBTU in domestic gas prices has a $23 mm impact on quarterly earnings before income taxes; We expect 4Q09 exploration expense to be about $100 mm for seismic and drilling for our exploration programs.

 For the Chemical segment, we expect continued weakness in the U.S. housing, automotive and durable goods sectors in 4Q09, which is the weakest quarter for this business. Chemical earnings for 4Q09 are expected to be between $20 mm to $40 mm as opposed to the break-even level we had estimated last quarter. We expect increases in chlorine, caustic soda and polyvinyl chloride prices. These increases are not expected to offset the higher feedstock and energy costs. We expect our combined worldwide tax rate in the fourth quarter of 2009 to be in the range of 40 to 42 percent depending on the split between domestic and foreign sourced income. Third Quarter 2009 Earnings – 4Q09 Outlook

Third Quarter 2009 Earnings – Acquisition Activity Last month we announced the acquisition of Phibro from Citigroup for a price that approximates the liquidation value of its assets. As of the most recent information, the vast majority of Phibro's assets consist of cash and marketable securities. The exact amount of the purchase price will be determined at closing which is expected in 4Q09. We expect that our investment in Phibro will average about $250 mm depending upon their cash needs from time to time. Phibro will operate as a stand alone entity while our current trading operations will continue selling our physical production. Our policies on hedging and risk management of our physical production remains unchanged. Phibro has an extensive system of risk controls which will be overseen by Oxy employees. The quality of Phibro's risk controls and management can be seen by their lack of any losing years since 1997 when they were bought by Citi. With time, we expect to use Phibro's excellent reputation in the Middle East and elsewhere to enhance our position in the region. Property acquisition activity has picked up recently. We expect to close several hundred million dollars of property acquisitions in 4Q09.

Excluding the Kern County discovery: Over the course of little over a year, we have drilled 36 exploration wells seeking non-traditional hydrocarbon bearing zones in California. Of these wells, 11 are commercial and 10 are currently being evaluated; We expect to drill an additional 7 exploration wells in 2009; Oxy holds 1.1 mm acres of net fee minerals and leasehold in CA, which have been acquired in the last few years to exploit these opportunities. Discoveries similar to the Kern County discovery are possible in this net acre position. Additionally, we continue to pursue shale production which is expected to produce oil on this acreage. Third Quarter 2009 Earnings – California Exploration

KERN COUNTY DISCOVERY AREA The discovery, which is near Elk Hills, is not below any producing zones. 3Q09 2Q09 1Q09 Gross Production* Natural Gas (mmcf/d) 105 74 28 Liquids (mb/d) 8.5 5 3 Total mboe/d 26.0 17.3 7.7 Number of producing wells* 10 6 4 *Production and producing wells as of each of the quarterly earnings disclosure dates. Third Quarter 2009 Earnings – California Exploration – Kern County Discovery

San Joaquin Valley San Andreas Fault OXY Producing Properties Exploration Acreage Elk Hills Long Beach & Tidelands San Francisco Sacramento Bakersfield Los Angeles Sacramento Valley Cumulative gross production since the start of production through 9/30/09 has been 8.5 bcf of gas and 765,000 barrels of liquids; All of this production comes from conventional zones; While there is oil production from shale zones in this area, the bulk of the future production will come from conventional wells; We expect to drill an additional 11 wells during 2009; In the next two quarters, the focus of our drilling will be on oil wells as we seek to further define the oil zone. Third Quarter 2009 Earnings – California Exploration – Kern County Discovery

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